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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 12, 2002


                         American Media Operations, Inc.
             (Exact name of Registrant as specified in its charter)


                        COMMISSION FILE NUMBER 001-11112


Delaware                                                 59-2094424
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation)

190 Congress Park Drive                                    33445
Delray Beach, Florida                                    (Zip Code)
(Address of principal executive offices)

       Registrant's Telephone Number, Including Area Code: (561) 997-7733

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Item 4. Changes in Registrant's Certifying Accountant.

On July 9, 2002, American Media Operations, Inc. (the "Company") dismissed its independent auditors, Arthur Andersen LLP ("Arthur Andersen") and engaged the services of Deloitte and Touche LLP ("Deloitte & Touche") as its new independent auditors for its fiscal year ending March 31, 2003. The Company's Board of Directors authorized the dismissal of Arthur Andersen and the engagement of Deloitte & Touche.

Arthur Andersen's reports on the Company's consolidated financial statements for each of the fiscal years ended March 25, 2002 and March 26, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 25, 2002 and March 26, 2001, and the subsequent interim period through the date hereof, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures.

During the two most recent fiscal years ended March 25, 2002 and March 26, 2001 and the subsequent interim period through July 9, 2002, the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date July 12, 2002                               American Media Operations, Inc.

                                        By:   /s/ John Miley
                                            ------------------------------------
                                                 John Miley
                                                 Executive Vice President, Chief
                                                 Financial Officer